EXHIBIT 99.1

FINANCIAL STATEMENTS
Audiences Division of Competitive Media Reporting, LLC - RPD Business
For the Nine Months Ended September 30, 2014
and the Year Ended December 31, 2013
With Report of Independent Certified Public Accountants

Audiences Division of Competitive Media Reporting, LLC - RPD Business
Financial Statements
For the Nine Months Ended September 30, 2014
and the Year Ended December 31, 2013

Contents

Report of Independent Certified Public Accountants	3

Statement of Assets Acquired and Liabilities Assumed	4
Statement of Revenues and Direct Expenses	5
Notes to Financial Statements	6

Grant Thornton LLP
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www.GrantThornton.com
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
Board of Directors and Shareholders
Rentrak Corporation
We have audited the accompanying statement of assets acquired and liabilities assumed of the Audiences Division of Competitive Media Reporting, LLC acquired by Rentrak Corporation (the “RPD Business”) as of September 30, 2014 and December 31, 2013 and the related statement of revenues and direct expenses for the RPD Business for the period from January 1, 2014 through September 30, 2014 and the year ended December 31, 2013, and the related notes to the financial statements.

Management’s responsibility for the financial statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of the RPD Business as of September 30, 2014 and December 31, 2013, and its revenue and direct expenses for the period from January 1, 2014 through September 30, 2014 and the year ended December 31, 2013 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter
As described in Note 2, the accompanying statements are prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete financial presentation of the RPD Business' assets acquired, liabilities assumed, revenues and direct expenses. Our opinion is not modified with respect to this matter.
GRANT THORNTON LLP
Portland, Oregon
February 17, 2015

Audiences Division of Competitive Media Reporting, LLC - RPD Business
Statement of Assets Acquired and Liabilities Assumed
As of September 30, 2014 and December 31, 2013

	September 30, 2014	December 31, 2013
Assets Acquired
Trade Accounts Receivable	$721,022	$1,114,455
Accounts Receivable from Related Parties	170,803	—
Accrued Revenue	173,661	332,615
Total Assets Acquired	$1,065,486	$1,447,070

Liabilities Assumed
Accrued Liabilities	$278,862	$491,897
Deferred Revenue	1,632,169	1,901,527
Total Liabilities Assumed	1,911,031	2,393,424
Net Liabilities Assumed	$845,545	$946,354
The accompanying notes are an integral part of the abbreviated financial statements.

Audiences Division of Competitive Media Reporting, LLC - RPD Business
Statement of Revenues and Direct Expenses
For the period from January 1, 2014 through September 30, 2014 and for the Year ended December 31, 2013

	For the Period from January 1, 2014 through September 30, 2014	For the Year Ended December 31, 2013
Revenues	$12,489,401	$16,480,949
Related Party Revenue	528,550	231,896
Direct Expenses
Revenue Share	3,804,442	5,836,266
License Fees	1,178,528	730,002
Outsourced Services	898,034	1,400,273
Compensation and Benefits	4,642,772	5,784,323
Establishment Costs	201,385	262,527
Personnel Costs	203,493	390,946
Bad Debt	(249,502)	262,000
Depreciation and Amortization	266,082	604,197
Leases	774,885	386,383
Legal Expenses	195,411	444,799
Other General Costs	643,920	587,227
Total Direct Expenses	12,559,450	16,688,943
Excess of Revenues over Direct Expenses	$458,501	$23,902
The accompanying notes are an integral part of the abbreviated financial statements.
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Audiences Division of Competitive Media Reporting, LLC - RPD Business
Notes to Abbreviated Financial Statements

1.	Description of RPD Business and overview of transaction
On October 8, 2014, Rentrak Corporation (“Rentrak”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Competitive Media Reporting, LLC (“CMR”), a Delaware limited liability company, and wholly owned subsidiary of TNS North America, LLC which is 100% owned by WPP Group US, Inc. (“WPP US”) pursuant to which Rentrak will acquire substantially all of the assets of the U.S. operations of the Audiences Division of CMR. Hereinafter the assets, liabilities and related business under the Purchase Agreement are referred to as the “RPD Business”. The RPD Business provides television audience measurement.

On December 1, 2014, Rentrak completed its acquisition of the RPD Business. As consideration for the acquisition, Rentrak issued to CMR 1,526,790 shares, representing 11% of Rentrak’s then outstanding common stock (after giving effect to such issuance). The value of the stock was $128,403,039. Immediately upon receipt of the shares of Rentrak, CMR sold all Rentrak common shares to WPP Luxembourg Gamma Three SARL (“WPP Lux”). WPP Lux and WPP US are wholly owned subsidiaries of WPP PLC (“WPP”). Rentrak also paid CMR $207,389 pursuant to the Purchase Agreement which provided for an adjustment to the purchase price based on actual working capital transferred to Rentrak on December 1, 2014.
On December 1, 2014, WPP Lux also completed its additional stock purchase of 943,834 additional shares, representing 5.67% of Rentrak’s then outstanding common stock (after giving effect to such issuance). The value of this additional stock purchase was $55,846,653 for a total stock issuance of 16.67% pursuant to both Agreements.
Per the Stock Purchase Agreement, WPP Lux maintains the right to acquire up to 20% of Rentrak’s outstanding common stock in the market at fair market value.
Rentrak and Millward Brown, LLC, a Delaware company operating under the name The Kantar Group and a subsidiary of WPP, have entered into a joint marketing memorandum whereby the parties agree to enter into various joint marketing agreements which include Kantar products independently sold to third party clients to the extent those products include Rentrak data. Rentrak and The Kantar Group have also entered into a four year Data License Agreement for Rentrak’s TV Essentials and OnDemand Essentials data feeds.
Rentrak and Group M Worldwide, LLC, a Delaware company and wholly owned subsidiary of WPP, have entered into a four year Rentrak TV Essentials Service Agreement.
Rentrak and CMR have also entered into a Transition Services Agreement that will provide certain services to Rentrak on a transitional basis.

2.	Basis of Presentation
The accompanying statements present the assets acquired and liabilities assumed of the RPD Business, and its revenues and direct expenses, accounted for in accordance with accounting principles generally accepted in the United States and derived from the financial statements and accounting records of CMR. The RPD Business is not a separate legal entity and operated and reported financially its component business as part of CMR. The preparation of full financial statements was not practical because of the integration of the RPD Business into the total operations of CMR prior to the divestiture of the RPD Business.

Statement of Assets Acquired and Liabilities Assumed
The assets and liabilities in the accompanying statement of assets acquired and liabilities assumed include only those assets sold and liabilities transferred to Rentrak pursuant to the Purchase Agreement. Certain customer revenue and expenses have been included in the statement of revenue and direct expenses, but the corresponding assets and liabilities have been excluded from the statement of assets acquired and liabilities assumed as they are not included in the Purchase Agreement.

Statement of Revenues and Direct Expenses
The statement of revenues and direct expenses includes revenue and direct expenses attributable to the RPD Business. The RPD Business, in its normal course of operations, utilizes certain shared and other services from CMR. Certain of these direct expenses such as rent have been allocated to the RPD Business based on relative headcount in the accompanying financial statements. However, certain overhead items such as human resources, finance, marketing, tax and treasury functions that are managed by WPP have not been allocated to the RPD Business in these financial statements. As the accompanying financial statements include allocated amounts from WPP through their global purchasing arrangements these amounts may not be indicative of future costs to be incurred by the RPD Business on a stand-alone basis. Corporate interest expenses and income taxes have been excluded from the statement of revenue and direct expenses. Revenue and costs pertaining to certain customers that are not part of the Purchase Agreement have been included in the statement to accurately represent the revenues and direct expenses of the RPD Business.

3.	Summary of Significant Accounting Policies

Cash flow data
A statement of cash flows has not been presented due to the fact that all capital expenditure, investing and financing activities for the RPD Business were effected through the centrally controlled treasury management function of WPP.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported periods. Actual results could differ from those estimates.

Cash and Cash Equivalents
The RPD Business operates as a participant in WPP’s cash pooling system and does not maintain cash.

Trade Receivables
The RPD Business provides services to clients across the Unites States concentrated in the television audience measurement industry. Management analyzes the aging of accounts receivable, historical bad debts, customer creditworthiness and current economic trends in determining the allowance for doubtful accounts.

Revenue Recognition
The RPD Business recognizes revenue for the sale of services and products when persuasive evidence of an arrangement exists, services have rendered or delivery has occurred, the fee is fixed or determinable, and the collectibility of the related revenue is reasonable assured. Amounts earned in advance of invoicing are recorded as accrued revenue.

The RPD Business recognizes revenue from the sale of services and products as the services are performed or the client has access to the data. Revenue is recognized in equal monthly installments over the life of the contract. If the contract is over multiple years, each individual year within the contract is recognized in equal monthly installments representing the year stipulated in the agreement. Invoiced amounts are recorded as deferred revenue until earned.

The RPD Business has entered into a number of agreements with television broadcasters and agencies to collect and report high-quality and securely-measured television audience data. The RPD Business’ two largest clients represent 50% and 31% of its total revenue for the period from January 1, 2014 through September 30, 2014. The same two clients represented 60% and 20% of the RPD Business’ total revenue for the year ended December 31, 2013. No other clients represented 10% or more of the RPD Business’ total revenue. Accounts receivable from one of these clients was 31% and 51% as of September 30, 2014 and December 31,2013, respectively. One other client represented 17% of accounts receivable as of September 30, 2014. No other client represented 10% or more of accounts receivable as of September 30, 2014 or December 31, 2013.

4.	Revenue Share Agreements
Certain of our client contracts include revenue share commitments through the term of the arrangement. Included within accrued liabilities in the statement of assets acquired and liabilities assumed are $278,862 and $491,897 of revenue share liabilities as of September 30, 2014 and December 31, 2013, respectively.

5.	Defined Contribution Plan
WPP maintains a defined contribution plan for its employees in the U.S. For the period from January 1, 2014 through September 30, 2014, the RPD Business made contributions of $65,875 on behalf of its U.S. employees. For the year ended December 31, 2013 the RPD Business made contributions of $79,480. These amounts were included as a component of compensation and benefits in the statement of revenues and direct expenses.

6.	Related Party Agreements
For the period from January 1, 2014 through September 30, 2014, the RPD Business recorded $528,550 as a component of revenue attributable to providing data feeds to other WPP subsidiaries. For the year ended December 31, 2013 the RPD

Business recorded $231,896. Amounts receivable pursuant to these agreements are included in related party accounts receivable on the statement of assets acquired and liabilities assumed.

7.	Subsequent Events
Management has considered all events that have occurred subsequent to September 30, 2014 and through February 17, 2015, the date these abbreviated financial statements were issued, and determined that no additional disclosure is required.